Exhibit 4.1     New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan


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                      NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                                STOCK OPTION PLAN

         SECTION 1.01. PURPOSE. The purpose of this New Hampshire Thrift Bancshares, Inc. Stock Option Plan (the "Plan") is to promote the growth and general prosperity of New Hampshire Thrift Bancshares, Inc. (the "Company") and its subsidiary corporations by permitting the Company to grant options to purchase shares of its $1.00 par value common stock (the "Common Stock.). The Plan is designed to help attract and retain superior personnel for positions of substantial responsibility with the Company and its subsidiary corporations and to provide key employees and directors with an additional incentive to contribute to the success of the Company and those subsidiary corporations. Key employees eligible for the Plan shall be all salaried employees. The Company intends that options may be granted pursuant to the provisions of the Plan which will qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and Treasury Regulations promulgated thereunder, as well as options which do not qualify as incentive stock options ("nonqualified options") As used in the Plan, the terms parent corporation" and "subsidiary corporation" shall have the meanings set forth in subsections (e) and (f), respectively, of Section 424 of the Code.

         SECTION 2.01. ADMINISTRATION. The Plan as it relates to incentive stock options shall be administered by the Board of Directors of the Company or by a committee of the Board of Directors consisting of three or more directors to whom administration of the Plan has been delegated by resolution of the Board of Directors and none of whom are eligible to receive stock options under the Plan except as provided in Section 2.03(b). The members of that committee are hereafter referred to as the "Plan Administrators." Actions of the Plan Administrators shall be taken by majority vote or by unanimous written consent. All Plan Administrators shall be disinterested persons within the meaning of Rule 16b-3(d)(3) of the General Rules and Regulations under the Securities Exchange Act of 1934.

         SECTION 2.02. AUTHORITY OF PLAN ADMINISTRATORS. Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrators shall have sole authority, in their absolute discretion with respect to incentive stock options, (a) to construe and interpret the Plan, (b) to define the terms used herein, (c) to prescribe, amend, and rescind rules and regulations relating to the Plan, (d) to determine, based upon criteria to be established by the Plan Administrators, the individual employees to whom incentive stock options to purchase stock shall be granted under the Plan, (e) to determine the time or times at which incentive stock options shall be granted to employees under the


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Plan, (f) to determine the number of shares of Common Stock subject to each incentive stock option, the option price and the duration of each incentive stock option granted under the Plan, (g) to determine all of the other terms and conditions of incentive stock options granted under the Plan, and (h) to make all other determinations necessary or advisable for the administration of the Plan and do everything necessary or appropriate to administer the Plan. All decisions, determinations and interpretations made by the Plan Administrators shall be binding and conclusive on all participants in the Plan and on their legal representatives, heirs and beneficiaries. The Plan Administrators shall endeavor to ensure that option agreements entered into with employees pursuant to the Plan meet all the requirements for incentive stock options described in
Section 422 of the Code.

         SECTION 2.03. TERMS, CONDITIONS AND METHOD OF GRANT.

         (a) INCENTIVE STOCK OPTIONS. The terms and conditions of incentive stock options granted under the Plan may differ from one another in such manner as the Plan Administrators, in their absolute discretion, shall determine as long as incentive stock options granted under the Plan satisfy the requirements of the Plan. No employee who receives an incentive stock option (the "optionee") shall have any rights with respect to an option granted under the Plan unless the optionee shall have executed and delivered to the Plan Administrators an option agreement (with a copy of the Plan attached). The option agreement shall be in the form and shall contain such provisions consistent with the Plan as the Plan Administrators, acting with the benefit of legal counsel, shall deem advisable. No option under the Plan shall be granted the exercise of which shall be conditioned upon the exercise of any other option under the Plan or any other plan designed to confer incentive stock option treatment to options granted thereunder.

         (b) NONQUALIFIED STOCK OPTIONS. Each director shall receive a nonqualified stock option to acquire shares of Common Stock as of the day after each annual meeting of shareholders of the Company. Such option shall be exercisable in full at any time before the anniversary of the date it is granted. [or with a vesting schedule] Such option shall be reflected in an option agreement in the form attached hereto as Exhibit A.


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         SECTION 3.01. MAXIMUM NUMBER OF SHARES OF COMMON STOCK SUBJECT TO THE
PLAN. Subject to the provisions of Section 13.01, the maximum aggregate number of shares that may be optioned and sold under the Plan is 168,424 [10% of outstanding at time adopted by board] shares of authorized and unissued Common Stock. If any of the options granted under the Plan expire or terminate for any reason before they have been exercised in full, the unpurchased stock subject to those expired or terminated options shall again be available for the purposes of the Plan.

         SECTION 4.01. ELIGIBILITY AND PARTICIPATION. Only key management, full-time employees of the Company or its subsidiaries, who are not directors of the Company, shall be eligible for selection by the Plan Administrators to participate in the Plan and receive incentive stock options. As used herein, the term "full-time employee" shall mean any person employed by the Company or its subsidiaries in return for salary, wages or other compensation, whose employment shall be on a regular as opposed to a part-time or job basis. All directors of the Company shall participate in the Plan with respect to nonqualified stock options.

         SECTION 5.01. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company (the "Effective Date"), subject to approval of the Plan by the stockholders of the Company, as provided in Section 15.01. The Plan shall continue in effect for a term of ten years from the Effective Date unless sooner terminated under Section 14.01.

         SECTION 5.02. DURATION OF OPTIONS. Each incentive stock option and all rights thereunder granted pursuant to the terms of the Plan shall expire on the date determined by the Plan Administrators, but in no event shall any incentive stock option granted under the Plan expire later than ten (10) years from the date on which the option is granted. Each nonqualified stock option shall expire on the 10th anniversary of the date on which it was granted. In addition, each option shall be subject to early termination as provided in the Plan.

         SECTION 5.03. PURCHASE PRICE. The purchase price for shares of Common Stock acquired pursuant to the exercise (in whole or in part) of any stock option granted under this Plan shall be not less than the fair market value of the stock at the time of the grant of the option. Fair market value shall be determined by the Plan Administrators on the basis of those factors they deem appropriate; provided that the Plan Administrators shall make a good faith effort to determine such fair market value

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in selecting such factors, and provided further, that if at the time the determination is made the Common Stock is admitted to trading on a national securities exchange, the fair market value of the shares shall be not less than the mean between the high bid and asked prices reported for the Common Stock on that exchange on the day or most recent trading day preceding the date on which the option is granted. The phrase "national securities exchange. shall include the National Association of Securities Dealers Automated Quotation System and the over-the-counter market.

         SECTION 5.04. TERM AND PURCHASE PRICE OF OPTION GRANTED TO MORE THAN TEN PERCENT STOCKHOLDER. Notwithstanding anything to the contrary in Sections
5.02 and 5.03, if an incentive stock option is to be granted to an optionee who at the time the option is granted owns (or under Section 424(d) of the code is deemed to own) more than ten percent of the voting power or value of all classes of stock of the Company or of any parent corporation or subsidiary corporation of the Company, (i) that option by its terms shall not be exercisable after the expiration of five years after the date that option is granted, and (ii) the purchase price for shares acquired pursuant to the exercise (in whole or in part) of that option shall be at least 110 percent of the fair market value (as determined under Section 5.03) of the shares subject to the option at the time the option is granted.

         SECTION 5.05. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTIONS IN ANY CALENDAR YEAR. The maximum aggregate fair market value (determined as of the time the option is granted) of Common Stock for which any optionee may be granted incentive stock options (as defined in Section 422(b) of the Code) which first become exercisable in any calendar year under all stock option plans of the Company, or of any parent corporation or subsidiary corporation of the Company, shall not exceed $100,000.

         SECTION 6.01. EXERCISE OF OPTIONS BY OPTIONEE.

         (a) INCENTIVE STOCK OPTIONS. Each incentive stock option shall be exercisable in one or more installments during its term, and the right to exercise may be cumulative as determined by the Plan Administrators. No incentive stock option may be exercised for a fraction of a share of Common Stock or other than on a business day of the Company. The full purchase price of any shares purchased shall be paid at the time of exercise of the option by a combination of cash, certified or cashier's check payable to the order of the Company or shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value, as determined



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by the Plan Administrators in accordance with Section 5.03 of the Plan. No option may be exercised on a date later than ten years from the date it is granted or, if earlier, the date on which it otherwise expiries in accordance with its terms or the terms of this Plan.

         (b) NONQUALIFIED STOCK OPTIONS. Each nonqualified stock option shall be exercisable in full throughout its term. no nonqualified stock option may be exercised for a fraction of a share oF Common Stock or other than on a business day of the Company. The full purchase price of any shares purchased shall be paid at the time of exercise of the option by a combination of cash, certified or cashier's check payable to the order of the Company or shares of Common Stock. If any portion of the purchase price is paid in shares of Common Stock, those shares shall be tendered at their then fair market value, as determined by the Plan Administrators in accordance with Section 5.03 of the Plan. No nonqualified stock option may be exercised on a date later than [ten] years from the date it is granted or, if earlier, the date on which it otherwise expires in accordance with its terms or the terms of this Plan.

         SECTION 6.02. EXERCISE OF OPTIONS BY ESTATE OR BENEFICIARIES.

         (a) INCENTIVE STOCK OPTIONS. Subject to the provisions of Section 12.01, if an incentive stock option shall have been transferred to an estate of an optionee, or to any beneficiary thereof who shall have acquired such option by bequest or inheritance by reason of the death of such optionee, the option shall be exercisable in the same manner as if exercised by such optionee pursuant to Section 6.01. Notwithstanding the provisions of Section 9.01, the executor or administrator of such estate or the beneficiary thereof, may exercise such incentive stock option within [twelve months] following the death of such optionee, provided, however, that the exercise of such option shall otherwise be pursuant to the terms of such option. Such incentive stock options, if so exercised, shall be eligible for treatment under Section 422 of the Code without regard to whether such executor, administrator or beneficiary is then employed by the Company, provided the optionee shall have met the employment requirements of the Plan at the date of death thereof or within three (3) months prior to such date of death. If an incentive stock option shall not be exercised by an optionee prior to the expiration of the applicable holding period of
Section 422(a)(1) of the Code, the executor, administrator or beneficiary of the estate of such optionee may exercise such option, and such option shall be treated as an incentive stock option, without regard to whether the shares of Common Stock acquired thereunder shall be disposed of prior to the expiration of such applicable period.



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         (b) NONQUALIFIED STOCK OPTIONS. Subject to the provisions of Section
12.01, if a nonqualified stock option shall have been transferred to an estate of an optionee, or to any beneficiary thereof who shall have acquired such option by bequest or inheritance by reason of the death of such optionee, the option shall be exercisable in the same manner as if exercised by such optionee pursuant to Section 6.01. Notwithstanding the provisions of Section 9.01, the executor or administrator of such estate or the beneficiary thereof, may exercise such nonqualified stock option within [twelve months] following the death of such optionee, provided, however, that the exercise of such option shall otherwise be pursuant to the term of such option.

         SECTION 6.03. WRITTEN NOTICE REQUIRED. Any option granted pursuant to the terms of the Plan shall be considered exercised when written notice of that exercise, together with the investment representations described in Section 7.01, if any, have been given to the Company at its principal office by the person entitled to exercise the option and full payment for the shares with respect to which the option is exercised has been received by the Company. Upon receipt thereof, and in connection with the transfer of Common Stock, the Company shall provide optionee with a written statement containing the information required by Section 6039(a) of the Code.

         SECTION 6.04. LIMITATION ON EXERCISE. In the event an optionee shall exercise his or her option to acquire Common Stock in whole or in part, with shares of Common Stock previously acquired thereby through the exercise of an incentive stock option, all such shares shall have been held by each optionee for the applicable periods provided by Code Section 422(a)(1) prior to their tender to the Company in exercise of such option.

         SECTION 7.01. COMPLIANCE WITH STATE AND FEDERAL LAWS. Shares of Common Stock shall not be issued with respect to any option granted under the Plan unless the exercise of that option and the issuance and delivery of the Common Stock pursuant to that exercise shall comply with all relevant provisions of state and federal laws, rules and regulations, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to that compliance. If any law or any regulation of any federal or state body having jurisdiction shall require the Company or the optionee to take any action in connection with the shares specified in the optionee's notice, then the date for the delivery of the shares shall be adjourned until the completion of the necessary action. The Plan Administrators also shall

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require (to the extent required by applicable laws, rules and regulations) an optionee to burnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by any transfer restrictions imposed by law, legend condition, or otherwise) that the Common Stock is being purchased only for investment and without any present intention to sell or distribute the Common Stock in violation of any law, rule or regulation. Further, each optionee shall consent to the imposition of a legend on the shares of Common Stock subject to his or her option restricting their transferability as may be required by applicable laws, rules and regulations.

         SECTION 8.01. EMPLOYMENT OF OPTIONEE. In connection with the granting of incentive stock options, THE Plan Administrator may provide that a particular option will not be exercisable in whole OR IN PART FOR A period of time, and then only if the optionee remains an employee of the Company until that time. Nothing in the Plan (including the foregoing sentence) or in any option agreement entered into under the Plan shall confer upon any optionee any right to continued employment by the Company, or limit in any way the right of the Company at any time to terminate or alter the terms of that employment.

         SECTION 9.01. OPTION RIGHTS UPON TERMINATION OF EMPLOYMENT.

         (a) Incentive Stock Options. If an optionee ceases to be employed by the Company, without regard to the anticipated duration of that unemployment, for any reason other than death or permanent and total disability, his or her incentive stock option shall immediately terminate, unless an option agreement allows the option to be exercised (to the extent exercisable on the date of termination of employment) at any time within three (3) months after the date of termination of employment. For this purpose the employment relationship in respect of which an incentive stock option shall have been granted shall be deemed to continue while the optionee to whom said option shall have been granted shall be on military leave, leave on account of illness or other bona fide leave determined in the discretion of the Plan Administrators, provided the period of such leave shall not exceed ninety (90) days, or if longer, so long as the right of the optionee to reemployment with the Company is guaranteed either by operation of law or contract. If such reemployment is not so guaranteed by operation of law or contract, then such employment relationship shall be deemed to terminate on the ninety-first (91st) day of such leave.


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         (b) Nonqualified Stock Options. IF an optionee ceases to be a director of the Company for any reason other than death or permanent and total disability, his or her nonqualified stock option shall immediately terminate, unless an option agreement allows the option to be exercised (to the extent exercisable on the date he ceases to be a director) at a time following such termination.

         SECTION 10.01. OPTION RIGHTS UPON DEATH OR DISABILITY. Except as OTHERWISE LIMITED BY the Plan Administrators at the time of the grant of an incentive stock option, if an optionee dies or becomes permanently and totally disabled within the meaning of Section 105(d)(4) of the Code while employed by the Company, or dies within three months after ceasing to be an employee thereof, his or her option shall expire one year after the date of death or the date of permanent and total disability unless either the option agreement or the Plan otherwise provides for earlier termination. During that one year (or shorter) period, the unexercised portion of the incentive stock option may be exercised by the optionee, if living, OR by the person or persons to whom the optionee's rights under the option shall pass BY WILL OR by the laws of descent and distribution, but only to the extent that the optionee is entitled to exercise the option at the date of death or the date of permanent and total disability, as the case may be.

         SECTION 11.01. PRIVILEGES OF STOCK OWNERSHIP. Notwithstanding the exercise of any option granted pursuant to the Plan, no optionee shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of Common Stock issuable upon the exercise of his or her option until the optionee becomes a stockholder of record.

         SECTION 12.01. OPTIONS NOT TRANSFERABLE. Options granted pursuant to the terms of the Plan may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent or distribution and may be exercised during the lifetime of an optionee only by that optionee.

         SECTION 13.01. ADJUSTMENT FOR CHANGES IN CAPITALIZATION OR ORGANIZATION;ACCELERATION OF RIGHT TO EXERCISE OPTION. All options granted pursuant to the Plan shall be adjusted in a manner prescribed by this section.

         (a) If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through recapitalization, reclassification, stock dividend, stock split or reverse stock split, an appropriate and

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proportionate adjustment shall be made in the maximum number and kind of shares of stock as to which options may be granted under the Plan. A corresponding adjustment changing the number or kind of shares of stock allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made. Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with a corresponding adjustment in the price for each share of stock or other unit of any security covered by the option.

         (b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger, combination or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of substantially all of the assets or stock of the Company to another corporation, the Plan and any option theretofore granted hereunder shall terminate unless provision is made in writing in connection with that transaction for the continuance of the Plan and for the assumption of options theretofore granted hereunder, or the substitution for those options of new options covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments, as determined or approved by the Plan Administrators, as to the number and kind of shares of stock subject to the substituted options and prices therefor, in which event the Plan and the options theretofore granted, or the new options substituted therefor, shall continue in the manner and under the terms so provided. For the purposes of the preceding sentence, the excess of the aggregate fair market value of the shares subject to the option immediately after the substitution or assumption over the aggregate option price of those shares shall not be more than the excess of the aggregate fair market value of the shares subject to the option immediately before the substitution or assumption over the aggregate option price of those shares, and the new option or assumption of the old option shall not give the optionee additional benefits which the optionee did not have under the old option.

         In the event of (i) such dissolution, liquidation, reorganization, merger, combination, consolidation or sale or transfer of assets or stock in which provision is not made in the transaction, prior to the receipt of regulatory approval of such transaction, for the continuance of the Plan and for the assumption of options theretofore granted or the substitution for those options of new options covering the securities of a successor corporation or a parent or subsidiary thereof, each optionee (or that person's estate or a person who acquired the right to exercise the option from the optionee by bequest or




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inheritance) shall be entitled, after the receipt of such regulatory approval and prior to the effective date of the consummation of any such transaction, to purchase, in whole or in part, the full number of shares of Common Stock under the option or options granted to him or her which he or she would otherwise have been entitled to purchase during the remaining term of the option and without regard to any otherwise applicable exercise restrictions set forth in the option agreement. To the extent that any such exercise relates to stock that is not otherwise available for purchase through the exercise of the option by the optionee at that time, the exercise shall be contingent upon the consummation of that dissolution, liquidation, reorganization, merger, combination, consolidation, or sale or transfer of assets or stock.

         (c) Notwithstanding the foregoing, in the event of a complete liquidation of a subsidiary corporation, or in the event that such corporation ceases to be a subsidiary corporation as that term is defined herein, any unexercised incentive stock options theretofore granted to an employee of the subsidiary corporation shall be deemed cancelled three months after the occurrence of any such event unless the employee shall become employed by the Company or by any other subsidiary corporation on or before the occurrence of any such event.

         SECTION 14.01. TERMINATION AND AMENDMENT OF PLAN. The Plan shall terminate ten years after the Effective Date, and no options shall be granted under the Plan after that termination date; provided, however, that termination of the Plan shall not terminate any option granted prior thereto, and options granted prior to termination of the Plan and existing at the time of termination of the Plan shall continue to be subject to all the terms and conditions of the Plan as if the Plan had not terminated. Subject to the limitation contained in
Section 14.02, the Plan Administrators may at any time amend or revise the terms of the Plan (including the form and substance of the option agreements to be used hereunder), provided that no amendment or revision shall (i) increase the maximum aggregate number of shares of Common Stock provided for in Section 3.01 that may be sold pursuant to options granted under the Plan, except with the approval of the stockholders of the Company and the Commissioner of Banks for the State of New Hampshire or except as required under the provisions of Section 13.01(a),(ii) permit the granting of an option to anyone other than as provided in Section 4.01, (iii) increase the maximum term provided for in Sections 5.02 and 5.04 of any option, or (iv) change the minimum purchase price for shares of Common Stock under Sections 5.03 and 5.04.



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         SECTION 14.02. PRIOR RIGHTS AND OBLIGATIONS. No amendment, suspension or termination of the Plan shall, without the consent of the optionee, alter or impair any of that optionee's rights or obligations under any option granted under the Plan prior to that amendment, suspension or termination.

         SECTION 15.01. APPROVAL OF STOCKHOLDERS. Within 12 months before or after its adoption by the Board of Directors of the Company, as provided by
Section 5.01, the Plan must be approved by stockholders of the Company holding at least two-thirds of the voting stock of the Company voting in person or by proxy at a duly held stockholders' meeting. Options may be granted under the Plan prior to obtaining those approvals, subject to the limitations of Section
14.01 concerning the period during which options may be granted, but those options shall be contingent upon those approvals being obtained and may not be exercised prior to the receipt of those approvals.

         SECTION 16.01. RESERVATION OF SHARES OF COMMON STOCK. The Company, during the term of the Plan, will at all times reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of the Plan. In addition, the Company will from time to time, as is necessary to accomplish the purposes of the Plan, seek to obtain from any regulatory agency having jurisdiction any requisite authority in order to grant options under the Plan and to issue and sell shares of Common Stock hereunder. The inability of the Company to obtain from any regulatory agency having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of Common Stock hereunder shall relieve the Company of any liability in respect of the nonissuance or sale of the stock as to which the requisite authority shall not have been obtained.

         SECTION 17.01. HEADINGS. The headings of the sections of the Plan are for convenience only and shall not be considered or referred to in resolving questions of interpretation.

         SECTION 18.01. BROKERS' COMMISSIONS. No commission may be paid to brokers on the sale by the Company to the optionee of stock that is optioned and sold under the Plan.

         SECTION 19.01. ADOPTION. The Plan has been adopted by a resolution duly adopted by Board of Directors of the Company on _________________, 199_.


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